Exhibit 99
NEWS
FOR IMMEDIATE RELEASE
Contacts:
Greg Burns                Mark Nogal
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Announces September and Third Quarter 2020 Catastrophe Losses

NORTHBROOK, Ill., October 15, 2020 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of September of $339 million, pre-tax ($268 million, after-tax).
Catastrophe losses in September included 20 events at an estimated cost of $293 million, pre-tax ($231 million, after-tax), plus unfavorable reserve reestimates. Eleven wildfire events across California, Oregon and Washington accounted for approximately 65% of September estimated catastrophe losses. Unfavorable reserve reestimates during the month of September primarily related to $64 million of reserve strengthening, net of anticipated reinsurance recoveries, from Hurricane Laura.

Allstate previously announced $651 million, pre-tax ($514 million, after-tax), in estimated catastrophe losses for July and August 2020, bringing estimated catastrophe losses for the third quarter 2020 to $990 million, pre-tax ($782 million, after-tax).

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.
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